EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


December 3, 2004

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Direct Response Financial Services, Inc., we hereby consent to the use of our report dated April 29, 2004, relating to the company's financial statements as of January 31, 2004 and 2003 and the years then ended, in Amendment No. 1 to the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.


/s/ Miller and McCollom


MILLER AND MCCOLLOM, CPAs
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033 USA